UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		January 25, 2018
Evans Bancorp, Inc.
______________________________________ (Exact Name of Registrant as Specified in Charter)

New York	0-18539	161332767
______________________ (State or Other Jurisdiction of Incorporation)	____________________ (Commission File Number)	__________________________ (IRS Employer Identification No.)

One Grimsby Drive, Hamburg, NY		14075
_______________________________ (Address of Principal Executive Offices)		_______ (Zip Code)

Registrant’s telephone number, including area code:		(716) 926-2000

Not Applicable
___________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John R. O’Brien has announced his resignation as a director of Evans Bancorp, Inc., effective March 31, 2018.  Mr. O’Brien is retiring to spend more time with family and pursue personal interests.  Mr. O’Brien has been a director of the Company since 2003 and has served on all committees of the Board and as Vice-Chairman before being named Chairman in April 2012.

A copy of the Company’s press release announcing the retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release issued by Evans Bancorp, Inc. on January 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

January 26, 2018	By:	/s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer